                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF OMNI ENERGY SERVICES CORP.


                                                             State of Incorporation
Subsidiary                                                   or Organization
----------                                                   ----------------------

OMNI Energy Services - Alaska, Inc.                          Alaska

OMNI International Energy Services, Ltd                      Cayman Islands

OMNI International Energy Services-South America, Ltd        Cayman Islands

OMNI Energy Services Canada Corp.                            Alberta


                                      -4-